Exhibit 99.1

PRESS RELEASE	Contact: Richard P. Smith
For Immediate Release	President & CEO (530) 898-0300

TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS

CHICO, Calif. – (January 28, 2013) – TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced earnings of $4,722,000, or $0.29 per diluted share, for the three months ended December 31, 2012. These results compare to earnings of $6,549,000, or $0.41 per diluted share reported by the Company for the three months ended December 31, 2011. Included in the results for the three months ended December 31, 2012 and 2011 were life insurance benefits of $75,000 and $789,000, respectively. Excluding these life insurance benefits, earnings for the three months ended December 31, 2012 and 2011 would have been approximately $4,647,000 and $5,760,000, respectively, or $0.29 and $0.36 per diluted share, respectively.

Diluted earnings per share for the years ended December 31, 2012 and 2011 were $1.18 and $1.16, respectively, on earnings of $18,944,000 and $18,590,000, respectively. Included in the results for the year ended December 31, 2012 is a legal settlement expense of $2,090,000 that was previous disclosed on September 27, 2012, and $675,000 of life insurance benefits. Included in the results for the year ended December 31, 2011 was a $7,575,000 bargain purchase gain related to the Company’s acquisition of the banking operations of Citizens Bank of Northern California on September 23, 2011, and $789,000 of life insurance benefits. Excluding the $2,090,000 legal settlement expense, and the $675,000 of life insurance benefits, earnings for the year ended December 31, 2012 would have been approximately $19,530,000, or approximately $1.22 per diluted share. Excluding the $7,575,000 bargain purchase gain, and the $789,000 of life insurance benefits, earnings for the year ended December 31, 2011 would have been approximately $13,411,000, or $0.84 per diluted share.

Total assets of the Company increased $53,672,000 (2.1%) to $2,609,269,000 at December 31, 2012 from $2,555,597,000 at December 31, 2011. Total loans of the Company increased $13,791,000 (0.9%) to $1,564,823,000 at December 31, 2012 from $1,551,032,000 at December 31, 2011. Total deposits of the Company increased $99,166,000 (4.5%) to $2,289,702,000 at December 31, 2012 from $2,190,536,000 at December 31, 2011.

The following is a summary of the components of the Company’s consolidated net income for the periods indicated:

	Three months ended December 31,
(dollars in thousands)	2012	2011	$Change	% Change
Net Interest Income	$24,771	$27,280	($2,509)	(9.2%)
Provision for loan losses	(1,524)	(5,429)	3,905	(71.9%)
Noninterest income	10,011	10,489	(478)	(4.6%)
Noninterest expense	(25,126)	(22,076)	(3,050)	13.8%
Provision for income taxes	(3,410)	(3,715)	305	(8.2%)

Net income	$4,722	$6,549	($1,827)	(27.9%)

The following table shows the components of net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the periods indicated:

ANALYSIS OF CHANGE IN NET INTEREST MARGIN ON EARNING ASSETS

(unaudited, dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2012			September 30, 2012			December 31, 2011
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Earning assets
Loans	$1,574,329	$24,245	6.16%	$1,573,816	$25,530	6.49%	$1,570,648	$27,247	6.94%
Investments - taxable	174,954	1,348	3.08%	195,951	1,455	2.97%	245,683	1,887	3.07%
Investments - nontaxable	9,433	168	7.12%	9,561	173	7.24%	10,128	181	7.15%
Federal funds sold	624,510	445	0.29%	571,837	372	0.26%	493,746	361	0.29%

Total earning assets	2,383,226	26,206	4.40%	2,351,164	27,530	4.68%	2,320,205	29,676	5.12%

Other assets, net	182,081			168,095			193,429

Total assets	$2,565,307			$2,519,259			$2,513,634

Liabilities and shareholders’ equity
Interest-bearing
Demand deposits	$494,259	174	0.14%	$479,565	196	0.16%	$424,109	235	0.22%
Savings deposits	772,233	305	0.16%	757,491	314	0.17%	800,035	351	0.18%
Time deposits	347,714	570	0.66%	359,507	596	0.66%	433,844	801	0.74%
Other borrowings	9,024	2	0.09%	41,852	395	3.78%	75,179	617	3.28%
Trust preferred securities	41,238	321	3.11%	41,238	333	3.23%	41,238	325	3.15%

Total interest-bearing liabilities	1,664,468	1,372	0.33%	1,679,652	1,834	0.44%	1,774,405	2,329	0.53%

Noninterest-bearing deposits	633,570			577,523			491,434
Other liabilities	36,973			35,227			32,816
Shareholders’ equity	230,296			226,857			214,979

Total liabilities and shareholders’ equity	$2,565,307			$2,519,259			$2,513,634

Net interest rate spread			4.07%			4.24%			4.59%
Net interest income/net interest margin (FTE)		24,834	4.17%		25,696	4.37%		27,347	4.71%

FTE adjustment		(63)			(65)			(67)

Net interest income (not FTE)		$24,771			$25,631			$27,280

Net interest income (FTE) during the three months ended December 31, 2012 decreased $862,000 (3.4%) when compared to the three months ended September 30, 2012, and decreased $2,513,000 (9.2%) when compared to the three months ended December 31, 2011. These decreases in net interest income (FTE) are primarily due to decreases in the average yield on loans that are primarily due to decreases in market yields on new and renewed loans, and from decreased discount amortization from purchased loans. Loans acquired through purchase or acquisition of other banks are classified as Purchased Not Credit Impaired (PNCI), Purchased Credit Impaired – cash basis (PCI – cash basis), or Purchased Credit Impaired – other (PCI – other). Loans not acquired in an acquisition or otherwise “purchased” are classified as “originated”. Often, such purchased loans are purchased at a discount to face value, and part of this discount is accreted into (added to) interest income over the remaining life of the loan. Generally, as time goes on, the effect of this discount accretion becomes less and less as these purchased loans mature or payoff early. Further details regarding interest income from loans, including fair value discount accretion, may be found under the heading “Supplemental Loan Interest Income Data” in the Consolidated Financial Data table at the end of this announcement.

The Company provided $1,524,000 for loan losses in the fourth quarter of 2012 versus $532,000 in the third quarter of 2012 and $5,429,000 in the fourth quarter of 2011. The decrease in provision for loan losses during the fourth quarter of 2012 compared to the fourth quarter of 2011 was primarily the result of improvement in collateral values and estimated cash flows related to nonperforming and purchased credit impaired loans, and a reduction in nonperforming loans.

The following table presents the key components of noninterest income for the periods indicated:

	Three months ended December 31,
(dollars in thousands)	2012	2011	$Change	% Change
Service charges on deposit accounts	3,502	3,877	($375)	(9.7%)
ATM fees and interchange	2,040	1,857	183	9.9%
Other service fees	483	419	64	15.3%
Mortgage banking service fees	512	389	123	31.6%
Change in value of mortgage servicing rights	(502)	(85)	(417)	490.6%

Total service charges and fees	6,035	6,457	(422)	(6.5%)

Gain on sale of loans	2,493	1,219	1,274	104.5%
Commission on NDIP	745	555	190	34.2%
Increase in cash value of life insurance	470	535	(65)	(12.1%)
Change in indemnification asset	(501)	512	(1,013)	(197.9%)
Gain on sale of foreclosed assets	422	213	209	98.1%
Gain on life insurance death benefit	75	789	(714)	(90.5%)
Other noninterest income	272	209	63	30.1%

Total other noninterest income	3,976	4,032	(56)	(1.4%)

Total noninterest income	10,011	10,489	($478)	(4.6%)

The $375,000 decrease in service charges on deposit accounts is due to decreased nonsufficient funds fees. The $183,000 increase in ATM fees and interchange revenue is primarily due to increased interchange revenue as a result of additional resources focused on growing that line of business. The $123,000 increase in mortgage banking service fees, and the $1,274,000 increase in gain on sale of loans are due to a significant increase in residential real estate mortgage loans originated and sold by the Bank for which the Bank remains as the loan servicer. The increase in residential real estate mortgage loans originated by the Bank is primarily due to historically low interest rates, and an increase in resources focused in this area. These same historically low interest rates have shortened the estimated life of the loans that the Bank services, thus shortening and reducing the estimated cash flow stream of servicing revenue from such loans, and thus, reducing the value the Bank’s mortgage servicing rights. This decrease in mortgage servicing rights negatively impacted service charge and fee revenue by $417,000 when compared to the year-ago quarter. The $190,000 increase in commission on sale of non-deposit investment products (NDIP) is due to increase resources focused in that area. The $1,013,000 negative impact from change in indemnification asset is due to improved (lessened) future loss estimates related to loans covered by FDIC loss-sharing agreements. While this item has a negative impact on this revenue item, it is more than offset by a reduction in the Bank’s loan loss provision.

Salary and benefit expenses increased $1,573,000 (14.6%) to $12,338,000 during the three months ended December 31, 2012 compared to the three months ended December 31, 2011. Base salaries increased $253,000 (3.1%) to $8,324,000 during the three months ended December 31, 2012. The increase in base salaries was mainly due to annual merit increases. Incentive and commission related salary expenses increased $974,000 (518%) to $1,162,000 during three months ended December 31, 2012 due primarily to large net income related bonus accrual reversals made during the three months ended December 31, 2011. These reversals were made in the year-ago period when it became apparent that certain production targets would not be achieved. Benefits expense, including retirement, medical and workers’ compensation insurance, and taxes, increased $346,000 (13.8%) to $2,852,000 during the three months ended December 31, 2012 primarily due to increased medical insurance costs.

Other noninterest expenses increased $1,477,000 (13.1%) to $12,788,000 during the three months ended December 31, 2012 when compared to the three months ended December 31, 2011. The increase in other noninterest expense is primarily due to a $960,000 increase in change in reserve for unfunded commitments to $1,060,000 for the three months ended December 31, 2012. This increase in change in reserve for unfunded commitments is primarily due to an increase in unfunded construction loan commitments during the three months ended December 31, 2012. Other changes in the various categories of other noninterest expense are reflected in the table below. The changes are indicative of the economic environment which has led to increases, or fluctuations, in professional loan collection expenses, provision for foreclosed asset losses, and foreclosed asset expenses.

The following table presents the key components of the Company’s noninterest expense for the periods indicated:

	Three months ended December 31,
(dollars in thousands)	2012	2011	$ Change	% Change
Salaries	$8,324	$8,071	$253	3.1%
Commissions and incentives	1,162	188	974	518.1%
Employee benefits	2,852	2,506	346	13.8%

Total salaries and benefits expense	12,338	10,765	1,573	14.6%

Occupancy	1,839	1,815	24	1.3%
Equipment	1,063	1,020	43	4.2%
Change in reserve for unfunded commitments	1,060	100	960
Data processing and software	1,204	1,232	(28)	(2.3%)
Telecommunications	575	567	8	1.4%
ATM network charges	762	525	237	45.1%
Professional fees	763	682	81	11.9%
Advertising and marketing	805	871	(66)	(7.6%)
Postage	216	337	(121)	(35.9%)
Courier service	298	302	(4)	(1.3%)
Intangible amortization	52	52	0	0.0%
Operational losses	357	207	150	72.5%
Provision for foreclosed asset losses	208	592	(384)	(64.9%)
Foreclosed asset expense	398	258	140	54.3%
Assessments	607	589	18	3.1%
Other	2,581	2,162	419	19.4%

Total other noninterest expense	12,788	11,311	1,477	13.1%

Total noninterest expense	$25,126	$22,076	$3,050	13.8%

In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2011. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 37-year history in the banking industry. It operates 41 traditional branch locations and 25 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 72 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands, except share data)

	Three months ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Statement of Income Data
Interest income	$26,143	$27,465	$27,944	$27,164	$29,609
Interest expense	1,372	1,834	2,010	2,128	2,329
Net interest income	24,771	25,631	25,934	25,036	27,280
Provision for loan losses	1,524	532	3,371	3,996	5,429
Noninterest income:
Service charges and fees	6,035	5,783	6,155	5,952	6,457
Other income	3,976	3,344	4,422	2,313	4,032
Total noninterest income	10,011	9,127	10,577	8,265	10,489
Noninterest expense:
Base salaries net of deferred loan origination costs	8,324	8,337	8,273	8,159	8,071
Incentive compensation expense	1,162	1,254	1,347	1,375	188
Employee benefits and other compensation expense	2,852	2,771	2,870	3,228	2,506
Total salaries and benefits expense	12,338	12,362	12,490	12,762	10,765
Other noninterest expense	12,788	13,228	11,877	10,153	11,311
Total noninterest expense	25,126	25,590	24,367	22,915	22,076
Income before taxes	8,132	8,636	8,773	6,390	10,264
Net income	$4,722	$5,020	$5,321	$3,931	$6,549
Share Data
Basic earnings per share	$0.30	$0.31	$0.33	$0.25	$0.41
Diluted earnings per share	$0.29	$0.31	$0.33	$0.25	$0.41
Book value per common share	$14.33	$14.21	$13.96	$13.71	$13.55
Tangible book value per common share	$13.30	$13.16	$12.91	$12.66	$12.49
Shares outstanding	16,000,838	15,992,893	15,992,893	15,978,958	15,978,958
Weighted average shares	15,996,137	15,992,893	15,985,922	15,978,958	15,978,958
Weighted average diluted shares	16,064,685	16,051,876	16,047,344	16,042,765	16,015,312
Credit Quality
Nonperforming originated loans	$61,769	$66,654	$69,749	$70,764	$75,775
Total nonperforming loans	72,516	81,611	82,877	82,575	85,731
Guaranteed portion of nonperforming loans	131	218	218	218	3,061
Foreclosed assets, net of allowance	7,498	10,185	12,743	14,789	16,332
Loans charged-off	4,006	3,368	4,188	4,922	5,340
Loans recovered	983	1,133	1,214	464	525
Selected Financial Ratios
Return on average total assets	0.74%	0.80%	0.85%	0.63%	1.04%
Return on average equity	8.20%	8.85%	9.54%	7.14%	12.19%
Average yield on loans	6.16%	6.49%	6.73%	6.53%	6.94%
Average yield on interest-earning assets	4.40%	4.68%	4.81%	4.66%	5.12%
Average rate on interest-bearing liabilities	0.33%	0.44%	0.48%	0.49%	0.53%
Net interest margin (fully tax-equivalent)	4.17%	4.37%	4.46%	4.30%	4.71%
Supplemental Loan Interest Income Data:
Discount accretion PCI - cash basis loans	42	24	108	18	418
Discount accretion PCI - other loans	979	1,192	886	776	949
Discount accretion PNCI loans	841	591	1,391	1,286	1,738
Regular interest Purchased loans	3,226	3,251	3,439	3,420	3,651
All other loan interest income	19,157	20,472	19,968	19,429	20,491
Total loan interest income	24,245	25,530	25,792	24,929	27,247

TRICO BANCSHARES - CONSOLIDATED FINANCIAL DATA

(Unaudited. Dollars in thousands)

	Three months ended
	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011
Balance Sheet Data
Cash and due from banks	$748,899	$622,494	$644,102	$681,760	$637,275
Securities, available-for-sale	163,027	183,432	202,849	212,157	229,223
Federal Home Loan Bank Stock	9,647	9,647	9,990	10,508	10,610
Loans held for sale	12,053	14,937	5,321	5,869	10,219
Loans:
Commercial loans	135,528	145,469	139,733	129,906	139,131
Consumer loans	386,111	388,844	393,248	419,539	406,330
Real estate mortgage loans	1,010,130	1,007,432	984,147	924,336	965,922
Real estate construction loans	33,054	33,902	35,354	37,304	39,649
Total loans, gross	1,564,823	1,575,647	1,552,482	1,511,085	1,551,032
Allowance for loan losses	(42,648)	(44,146)	(45,849)	(45,452)	(45,914)
Foreclosed assets	7,498	10,185	12,743	14,789	16,332
Premises and equipment	26,985	24,083	22,595	19,814	19,893
Cash value of life insurance	50,582	50,742	50,292	50,853	50,403
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	1,092	1,144	1,196	1,248	1,301
Mortgage servicing rights	4,552	4,485	4,757	4,784	4,603
FDIC indemnification asset	1,997	2,485	4,046	3,405	4,405
Accrued interest receivable	6,636	7,638	7,545	7,095	7,312
Other assets	38,607	37,189	38,030	39,474	43,384
Total assets	2,609,269	2,515,481	2,525,618	2,532,908	2,555,597
Deposits:
Noninterest-bearing demand deposits	684,833	592,529	578,010	564,143	541,276
Interest-bearing demand deposits	503,465	483,557	480,337	488,573	431,565
Savings deposits	762,919	767,244	737,433	724,449	797,182
Time certificates	338,485	358,309	369,997	392,581	420,513
Total deposits	2,289,702	2,201,639	2,165,777	2,169,746	2,190,536
Accrued interest payable	1,036	1,139	1,415	1,587	1,674
Reserve for unfunded commitments	3,615	2,555	2,590	2,550	2,740
Other liabilities	35,122	32,449	30,538	29,675	30,427
Other borrowings	9,197	9,264	60,831	69,074	72,541
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	2,379,910	2,288,284	2,302,389	2,313,870	2,339,156
Total shareholders’ equity	229,359	227,197	223,229	219,038	216,441
Accumulated other comprehensive gain	2,159	3,635	3,537	3,658	3,811
Average loans	1,574,329	1,573,816	1,534,006	1,527,536	1,570,648
Average interest-earning assets	2,383,226	2,351,164	2,331,148	2,334,842	2,320,205
Average total assets	2,565,307	2,519,259	2,509,099	2,514,541	2,513,634
Average deposits	2,247,776	2,174,085	2,148,964	2,149,212	2,149,422
Average total equity	$230,296	$226,857	$223,028	$220,366	$214,979
Total risk based capital ratio	14.5%	14.4%	14.3%	14.3%	13.9%
Tier 1 capital ratio	13.3%	13.1%	13.0%	13.0%	12.7%
Tier 1 leverage ratio	9.8%	9.9%	9.7%	9.5%	9.5%
Tangible capital ratio	8.2%	8.4%	8.2%	8.0%	7.9%